Exhibit 99(a)
UAW-GM-DELPHI
SPECIAL ATTRITION PROGRAM
Due to the extraordinary circumstances in the domestic auto industry and the Delphi bankruptcy, the parties agree to the following special one-time program:
1.	GM and the UAW agree on a Special Attrition Program at GM:
a.	$35,000 for normal or early voluntary retirements retroactive to October 1, 2005.

b.	50 & 10 Mutually Satisfactory Retirement (MSR).

c.	Any employee with at least 27 and less than 30 years of credited service regardless of age will be eligible for special voluntary placement in a pre-retirement program under the following terms:
i.	Employees electing this pre-retirement program must be eligible no later than July 1, 2006.

ii.	Employees will retire without additional incentives when they first accrue 30 years of credited service under the provisions of the General Motors Hourly-Rate Employees Pension Plan.

iii.	The gross monthly wages while in the program will be:
1.	29 years credited service $2,900

2.	28 years credited service $2,850

3.	27 years credited service $2,800
     Wages will be paid weekly on an hourly basis (2,080 hours per year) and will remain at that rate until 30 years of credited service is accrued.
d.	Due to their unique situations, Oklahoma City, Linden, Muncie, Lansing Craft Centre and Baltimore plants will have the following additional option:
i.	Employees with 26 years of credited service will be eligible for the pre-retirement program.

ii.	The monthly wages while in the program for those who sign up with 26 years credited service will be $2,750 paid weekly on an hourly basis and will remain at that rate until 30 years of credited service is accrued.
e.	Buy out of $140,000 (10 or more years seniority) or $70,000 (less than 10 years seniority) to sever all ties with GM and Delphi except any vested pension benefits.

f.	This program will be offered on a nation-wide basis immediately. The application period, timing of the retirements and release dates will be determined by the joint UAW-GM National Parties.
2.	GM and the UAW agree on the following items related to flowbacks from Delphi:
a.	GM commits to 5,000 Delphi flowbacks. The target date for reaching this level is September 1, 2007. This date may be extended by mutual agreement of the UAW-GM National Parties through December 31, 2007. To further extend the target date will require the agreement of the UAW, GM, and Delphi. The order of placement will continue to be governed by Appendix A and the Flowback Agreement.

b.	Employees who flowed from GM to Delphi will have the same flowback rights as other Delphi employees covered by the Flowback Agreement.

c.	Any Delphi employee with flowback rights who turned down an area hire offer will be given one more area hire offer to return to GM.

d.	The employees who were hired at Delphi after October 18, 1999, who were on-roll at the time the Delphi bankruptcy was declared (October 8, 2005) will be given two opportunities to fill openings at GM after all GM employee or Delphi flowback applications have been exhausted. One will be within a reasonable distance from their plant (either in the area hire or a location to be determined jointly by GM and the UAW) and one will be anywhere in the country.
3.	Delphi and the UAW agree on the following Special Attrition Program for Delphi employees:
a.	An attrition program will be run for Delphi employees as follows:
i.	$35,000 for normal or early voluntary retirements retroactive to October 1, 2005.

ii.	50 & 10 Mutually Satisfactory Retirement (MSR).
b.	Any employee with at least 27 and less than 30 years of credited service regardless of age will be eligible for special voluntary placement in a pre-retirement program under the following terms:
i.	Employees electing this pre-retirement program must be eligible no later than July 1, 2006.

ii.	Employees will retire without additional incentives when they first accrue 30 years of credited service under the provisions of the Delphi Hourly-Rate Employees Pension Plan.

iii.	The gross monthly wages while in the program will be:
1.	29 years credited service $2,900

2.	28 years credited service $2,850

3.	27 years credited service $2,800
Wages will be paid weekly on an hourly basis (2,080 hours per year) and will remain at that rate until 30 years of credited service is accrued.
iv.	Within ten (10) business days after the first date on which any employees are eligible to receive wage payments in accordance with Paragraph 3.b.iii. above, Delphi will establish a segregated payment account (the “Account”) in the amount of $75 million (the “Ceiling Amount”). The funds in the Account will be available to reimburse Delphi for the payment of weekly wage payments (which will be paid through Delphi’s normal payroll process) under Paragraph 3.b.iii. above or for direct wage payments to employees entitled to receive such payments, as described in this Paragraph.
1.	Delphi shall not draw funds from the Account for purposes of this Paragraph until a date (the “Permitted Draw Down Date”), which shall be the later of the Final Election Date or the Adequate Funding Date (see definitions below). Prior to the Permitted Draw Down Date, payments to satisfy the obligations to employee participants pursuant to this Paragraph will be drawn from Delphi’s available cash.

2.	If, on the Permitted Draw Down Date, the Anticipated Liability is less than the Ceiling Amount, Delphi shall be permitted to draw such funds out of the Account so that the balance remaining in the Account is equal to the Anticipated Liability.
The Final Election Date shall be the first of the month following the last day on which employees at any UAW-Delphi facility can make an election to participate in the pre-retirement program described in Paragraph 3.b., or sooner if determined by the UAW-Delphi National Parties.
The Adequate Funding Date shall be the date on which the Ceiling Amount is greater than or equal to the Anticipated Liability.
The Anticipated Liability shall be an amount, calculated after the Final Election Date, sufficient to pay all of the remaining liabilities under Paragraph 3.b.iii. for all employees who have elected to participate in such program for the full remaining duration of such program. The Anticipated Liability shall be calculated based on the number of eligible employees, the remaining duration of the wage payments, and the applicable pay rates.
3.	The funds in the Account shall be available to satisfy the obligations of this Paragraph and for no other purpose. The Bankruptcy Court order approving this Agreement shall specifically provide that under no circumstances (including but not limited to conversion of Delphi’s Chapter 11 cases to Chapter 7 proceedings) shall the assets in the Account be available to satisfy the claims of any party other than the employees. This Agreement is, in its entirety, contingent on entry of an order which, to the satisfaction of the UAW and Delphi National Parties provides the protections described in this Paragraph.
c.	This program will be offered on a nation-wide basis immediately. The application period, timing of retirements, release dates, and number of sign-up dates will be determined jointly by Delphi and the UAW. These dates may vary by location.
4.	GM, the UAW and Delphi agree that any employee electing to retire under option 3.a.i. or 3.a.ii., or electing to retire under 3.b. above will be permitted to either retire from Delphi or flowback to GM for purposes of retirement (“check the box”). Any employee choosing GM under this provision will be considered a flowback to GM effective the day of retirement for purposes of the U.S. Employee Matters Agreement and all GM, UAW and Delphi agreements governing flowbacks, including this Agreement.
a.	Any employee choosing option 3.b. above will be considered a Delphi employee until they retire.

b.	Flowbacks under “check the box” retirements will not reduce the 5,000 commitment in 2.a.
5.	GM and the UAW agree to the following:
a.	Oklahoma City will be given closed plant treatment for purposes of placement under Appendix A.

b.	Lordstown will be included in the area hire for Pittsburgh as of June 1, 2007. Any move greater than 50 miles will be eligible for relocation.

c.	Employees at Spring Hill who have made application for transfer to Bowling Green as of a mutually agreed-upon date will be given on a one-time basis the same preference as volunteers from plants with closed plant treatment.

d.	After the Special Attrition Program has been run, or no later than December 31, 2006, GM and the UAW agree to discuss:
i.	Options to address remaining surplus people at specific locations. These options may include expanding the area hire and other options covered in the National Agreement.

ii.	All areas in which the parties can work together to close GM’s competitive gap with the foreign competition and reduce GM’s structural cost.
e.	Following the implementation of this program, if there are still employees at Delphi who wish to leave Delphi (including those who want to flowback to GM), the UAW, GM, and Delphi agree to implement a mutually acceptable resolution to this matter.

f.	GM will use temporary employees as needed to bridge any difficulties arising from the implementation of the Special Attrition Program subject to the approval of the UAW-GM National Parties.

g.	During the course of this nationwide Special Attrition Program certain obligations from Appendix K will be “frozen.” This means:
i.	No additional obligations from attrition.

ii.	No one for two hires from Delphi flowbacks.

iii.	No credit against obligations from Delphi flowbacks.
6.	Delphi and the UAW agree to the following:
a.	Delphi will use temporary employees as needed to bridge any difficulties arising from the implementation of the Special Attrition Program subject to the approval of the UAW-Delphi National Parties.

b.	Delphi and the UAW may agree to use separated employees as contract personnel on a case by case basis as needed to bridge any difficulties arising from the implementation of the Special Attrition Program.

c.	During the course of the Special Attrition Program, the eligibility of GM employees to flow to Delphi will be suspended and no additional hiring obligations due to attrition or flowbacks from Delphi to GM will accrue.
7.	The parties acknowledge the following matters regarding the Special Attrition Program:
a.	Delphi’s participation in this Agreement is subject to the approval of the U.S. Bankruptcy Court; which approval Delphi will seek promptly at the April 7, 2006 omnibus hearing should this Agreement be finalized in time for Delphi to file a motion by March 22, 2006 or as otherwise permitted by the Case Management Order in Delphi’s Chapter 11 cases. In the event such participation is not allowed by the Bankruptcy Court, GM and the UAW will have no obligations hereunder.
b.	For the avoidance of doubt, any obligations assumed by GM under this Agreement with respect to OPEB under Paragraph 4. above or active health care and life insurance under 7.d. below shall be conclusively deemed to be comprehended by, included within, and shall constitute a prepetition, general unsecured claim assertable by GM against the estate of Delphi Corporation under the U.S. Employee Matters Agreement (including without limitation, related flowback agreements and the UAW-GM-Delphi Memorandum of Understanding — Benefit Plan Treatment and the UAW-GM-Delphi Flowback Agreements contained in the 1999 and 2003 GM-UAW and Delphi-UAW Contract Settlement Agreements), Delphi’s Agreement dated December 22, 1999 to indemnify GM for its liability under the Benefit Guarantee as if all conditions for the triggering of GM’s claim shall have occurred, and Delphi’s general indemnity of GM under the Master Separation Agreement. GM agrees to assume and pay OPEB payments to Delphi employees who “check the box” and/or flow back to GM for purposes of retirement, and to pay the amounts due under Paragraph 3.a.i. above. The presumed triggering of GM’s claim against Delphi Corporation described above is only for purposes of this Agreement and does not trigger any contractual claims against either Delphi or GM beyond their respective obligations under this Agreement.

c.	This Agreement shall not be subject to abrogation, modification or rejection without the mutual consent of the UAW, GM and Delphi (with the exception of bilateral agreements of the UAW and GM that do not affect Delphi such as Paragraphs 1 and 5a.-d., f., and g. obligations, which may be modified by the UAW-GM National Parties), and the order obtained in the Bankruptcy Court by Delphi approving this Agreement shall so provide. The parties further agree (and the Bankruptcy Court order shall also provide) that this Agreement is without prejudice to any interested party (including the parties to this Agreement and the Official Committee of Unsecured Creditors) in all other aspects of Delphi’s Chapter 11 cases, including by illustration, Delphi’s and GM’s respective positions in all commercial discussions and claims matters between them, all collective bargaining matters involving the parties, in any potential proceedings under Sections 1113 and/or 1114 of the Bankruptcy Code with respect to the UAW and under Section 365 of the Bankruptcy Code with respect to GM’s contracts with Delphi, in any pension termination proceeding under ERISA and/or the Bankruptcy Code, and all claims administration and allowance matters.

d.	Nothing in this Agreement shall limit or otherwise modify (a) Delphi’s rights under Section 4041 of ERISA, or (b) Delphi’s rights under Section 1113 and/or 1114 of the Bankruptcy Code with regard to any obligations which pre-existed this Agreement (including pre-existing obligations referenced within this Agreement), such as (by way of illustration only) the obligation to maintain the hourly pension plan or provide retirees or active employees (including employees/retirees participating in the attrition programs contained in this Agreement) with levels of healthcare or other benefits as specified in pre-existing labor agreements. Under no circumstances shall Delphi freeze its pension plan in a manner that prevents employees in the pre-retirement program described in Paragraph 3.b. above from receiving on-going credited service sufficient to reach 30 years of credited service. Delphi shall provide the same healthcare and life insurance coverage to employees participating in Paragraph 3.b. above that it provides to its other active UAW employees; provided, however, that if Delphi reduces or eliminates such coverage provided to its active UAW employees, GM shall subsidize such coverage provided to employees participating in Paragraph 3.b. above up to the level provided to GM-UAW active employees. Except as otherwise expressly provided herein, nothing in this Agreement shall limit, expand or otherwise modify the rights or obligations of any party under the Benefit Guarantee between GM and the UAW.

e.	Nothing contained herein shall constitute an assumption of any agreement described herein, including, without limitation any collective bargaining agreement between the UAW and Delphi or any commercial agreement between GM and Delphi, nor shall anything herein be deemed to create an administrative or priority claim with respect to GM or convert a prepetition claim into a postpetition claim or an administrative expense with respect to any party.

f.	For the avoidance of doubt, any employee participating in the Special Attrition Program for Delphi Employees under 3. above, who elects to flowback to GM for purposes of retirement (“check the box”), will be eligible to retire in accordance with Sections 3.a.6. and 3.b.6. of the UAW-GM-Delphi Memorandum of Understanding Benefit Plan Treatment (MOU). For illustrative purposes, as provided in the MOU, such Delphi employees will be eligible for pro-rata pension benefits as defined in the MOU, including but not limited to eligibility for all basic benefits and supplements. For example, such employees checking the box who have 100% of his/her credited service in the Delphi Plan will receive 100% of their pension benefit from the Delphi Plan. Similarly, any employee retiring from GM under 1.b. with credited service under the Delphi Plan shall be considered eligible to retire under the Delphi Plan with eligibility for pro-rata pension benefits.

/s/ Diana Tremblay	/s/ Kevin Butler	/s/ Richard Shoemaker

General Motors Corporation	Delphi Corporation	International Union, UAW

/s/ Joseph Ponce	/s/ Darrell Kidd	/s/ Richard Ruppert

General Motors Corporation	Delphi Corporation	International Union, UAW

/s/ Arthur Schwartz	/s/ Judy Matzelle	/s/ James Shroat

General Motors Corporation	Delphi Corporation	International Union, UAW
Date:  3/22/06